Exhibit 10.2

EXECUTION COPY

SUPPLEMENT NO. 1 (this “Supplement”) dated as of November 2, 2006, to the Guarantee and Collateral Agreement dated as of June 23, 2006 (the “Guarantee and Collateral Agreement”), among TRANSDIGM INC., a Delaware corporation (the “Borrower”), TRANSDIGM GROUP INCORPORATED, a Delaware corporation (“Holdings”), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Guarantor” and collectively, the “SubsidiaryGuarantors”; the Subsidiary Guarantors, Holdings and the Borrower are referred to collectively herein as the “Grantors”) and CREDIT SUISSE, as administrative agent and collateral agent (in such capacity, the “Agent”) for the Secured Parties (as defined herein).

A.            Reference is made to the Credit Agreement dated as of June 23, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, each subsidiary of the Borrower from time to time party thereto, the lenders named therein (the “Lenders”), and Credit Suisse, as administrative agent and collateral agent for the Lenders.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

C.            The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit.  Section 7.16 of the Guarantee and Collateral Agreement provides that additional Domestic Subsidiaries of the Loan Parties may become Subsidiary Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Agent and the New Subsidiary agree as follows:

SECTION 1.           In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary.  Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary.  The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.           The New Subsidiary represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.           This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Agent.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.           The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5.           Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6.           THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.           In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.           All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.

2

All communications and notices hereunder to the New Subsidiary shall be given to it at the address set forth under its signature below.

SECTION 9.           The New Subsidiary agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Agent.

3

IN WITNESS WHEREOF, the New Subsidiary and the Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

CDA INTERCORP.

By:	/s/	Gregory Rufus
Name:		Gregory Rufus
Title:		Treasurer and Secretary
Address:		450 Goolsby Boulevard
Deerfield, Florida 33442
Legal Name: CDA InterCorp.
Jurisdiction of Formation: Florida
Location of Chief Executive Office:
450 Goolsby Boulevard
Deerfield, Florida 33442

CREDIT SUISSE, as Agent

By:		/s/ Robert Hetu
Name:		Robert Hetu
Title:		Managing Director

By:		/s/ Cassandra Droogan
Name:		Cassandra Droogan
Title:		Vice President

LOCATION OF COLLATERAL

Description	Location
All assets pledged pursuant to the terms of hereof	450 Goolsby Boulevard Deerfield, Florida 33442